                                                             EXHIBIT 99.B22E(10)

                       ADDENDUM TO DISTRIBUTION AGREEMENT

         This Addendum to Distribution Agreement (the "Addendum") is made this 8th day of November, 2005 between State Street Global Markets, LLC (the "Distributor") and The SSgA Funds (the "Trust"). Except as otherwise provided in this Addendum, all capitalized terms shall have the meaning ascribed thereto in the Distribution Agreement of the SSgA Funds between the Distributor and the Trust dated March 1, 2002 (the "Distribution Agreement").

         WHEREAS, pursuant to the Distribution Agreement, the Distributor serves as the principal underwriter and distributor of Shares of the Funds identified on Schedule A hereto, as amended from time to time; and

         WHEREAS, the Trust has established an additional class of Shares of the Funds designated as the "Select Class Shares"; and

         WHEREAS, the Trust and the Distributor desire for the Distributor to serve as the principal underwriter and distributor of the Select Class Shares of each Fund in accordance with the terms of the Distribution Agreement, as amended and/or supplemented by this Addendum;

         NOW, THEREFORE, the Distributor and the Trust hereby agree as follows:

Except as otherwise provided in this Addendum, (i) all terms and conditions of the Distribution Agreement shall apply with respect to the Select Class Shares, and (ii) the term "Shares," as used in the Distribution Agreement, shall include the Select Class Shares.

The Distributor may enter into agreements ("Shareholder Servicing Agreements") for the servicing and maintenance of accounts for beneficial owners of Select Class Shares by servicing agents ("Agents") in substantially the form attached to this Addendum as Exhibit A. Pursuant to the Addendum to Shareholder Servicing Agreement with respect to the Select Class Shares, the Agents are not entitled to receive any compensation from the Distributor or the Trust, , without regard to the actual expenses incurred by such Agents in providing the services contemplated by the Shareholder Servicing Agreements.

Notwithstanding anything to the contrary in the Distribution Agreement, for its services as the principal underwriter and distributor of the Select Class Shares of each Fund, the Distributor shall be entitled to receive a fee payable by the Trust in the amount set forth in Schedule A hereto. All amounts paid or payable to the Distributor pursuant to this Addendum shall be paid or payable as compensation for the Distributor's services under the Distribution Agreement and this Addendum, without regard to the actual expenses incurred by the Distributor in connection therewith. The Distributor may waive the receipt of all or any portion of the fee payable hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers thereunto duly authorized as of the date written above.

THE SSgA FUNDS


By:
   -------------------------------------------
         Lynn L. Anderson, President and
           Chairman of the Board


STATE STREET GLOBAL MARKETS, LLC


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By:
   -------------------------------------------

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                                   SCHEDULE A

NAME OF FUND--SELECT CLASS SHARES                      FEE*
--------------------------------------------------------------------------
SSgA Emerging Markets Fund                             .025 of 1%


----------
* As a percentage of the average daily net assets of the Fund represented by Class R Shares

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                   ADDENDUM TO SHAREHOLDER SERVICING AGREEMENT

This Addendum to Shareholder Servicing Agreement (the "Addendum") is made this ____ day of ___________, 200_____ between State Street Global Markets, LLC (the "Distributor") and [ADD SERVICE NAME] (the "Agent"). Except as otherwise provided in this Addendum, all capitalized terms shall have the meaning ascribed thereto in the Shareholder Servicing Agreement between the Distributor and the Agent dated [ADD DATE] (the "Agreement").

WHEREAS, pursuant to the Agreement, the Agent is authorized to perform shareholder account servicing functions with respect to each portfolio series of the SSgA Funds identified on Schedule A hereto, as amended from time to time (the "Schedule A Funds"); and

WHEREAS, the Agent has established an additional class of Shares of the SSgA Funds designated as the "Select Class Shares"; and

WHEREAS, the Agent and the Distributor desire for the Agent to perform shareholder account functions with respect to the Select Class Shares of each Schedule A Fund in accordance with the terms of the Agreement, as amended and/or supplemented by this Addendum;

NOW, THEREFORE, the Distributor and the Agent hereby agree as follows:

1. Except as otherwise provided in this Addendum, (i) all terms and conditions of the Agreement shall apply with respect to Select Class Shares, and (ii) the term "Shares," as used in the Agreement, shall include Select Class Shares, and the term "Fund," as used in the Agreement, shall include each Schedule A Fund.

2. Notwithstanding anything to the contrary in the Agreement, for its services under the Agreement with respect to the Select Class Shares of each Fund, the Agent shall not be entitled to receive any compensation from the Distributor or the Funds.

3. The Agent represents and warrants that the performance of its services under the Agreement and this Addendum is consistent with the Agent's obligations to its Customers under applicable state and Federal law. The Agent further represents and warrants that its activities conducted pursuant to the Agreement and this Addendum either (i) do not require the Agent to register as a broker, dealer or transfer agent under applicable law or (ii) do require registration as a broker, dealer or transfer agent under applicable law and Agent is duly registered as such.

4. The Agent covenants that Select Class Shares of a Fund will not be offered or sold to any Customer unless such offer or sale has been preceded by or is accompanied with a current prospectus with respect to such Select Class Shares.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers thereunto duly authorized as of the date written above.

STATE STREET GLOBAL MARKETS, LLC

By:
   ----------------------------------

[ADD NAME]

By:
   ----------------------------------

                                   SCHEDULE A

NAME OF FUND (SELECT CLASS SHARES)                                     FEE
----------------------------------                                     ---
SSgA Emerging Markets Fund                                             0%